Exhibit 5.1

                             EATON & VAN WINKLE LLP
                             3 Park Ave, 16th Floor
                            New York, New York 10016

                                  July 13, 2007

Air Industries Group, Inc.
1479 North Clinton Avenue
Bay Shore, New York 11706

      Re:   Air Industries Group, Inc.;
            Registration Statement on Form SB-2

Gentlemen:

      We have acted as special counsel to Air Industries Group, Inc., a Delaware corporation (the Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 85,000,000 shares (the "Shares")of the Company's common stock, $.001 par value (the "Common Stock"), of which 7,908,574 shares are issuable upon exercise of warrants or stock options, and 33,679,016 are issuable upon conversion of the Company's Series B Convertible Preferred Stock (collectively, the "Underlying Shares").

      In our capacity as special counsel in connection with the registration of the foregoing securities, we have reviewed such documents and records of the Company as we have deemed reasonably necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of such securities and copies of resolutions of the Company's board of directors authorizing the issuance of such securities and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, those statements and representations in the documents delivered to us in connection herewith made by, and certificates of, officers and representatives of the Company, which for purposes of this opinion we have assumed are true and complete. We have made no other independent investigation or inquiry with respect to any such factual matters. To the extent it may be relevant to the opinions expressed herein, we have assumed that the documents submitted to us have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, all necessary parties other than the Company.

      Based upon the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable except that the Underlying Shares will be validly issued, fully paid and non-assessable when issued in accordance with the terms of the corresponding warrants or stock options, as the case may be.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

      Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of New York without reference to conflict of laws provisions, the General Corporation Law of the State of Delaware and to matters of federal law of the United States, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

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      The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinion expressed herein may not be relied upon by any other person without our prior written consent.

      We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

                                        Very truly yours,


                                        Eaton & Van Winkle LLP